Exhibit 99.1

Orient Paper Begins Production of Digital Photo Paper

BAODING, China, March 16 /PRNewswire-Asia-FirstCall/ -- Orient Paper, Inc. (AMEX: - ) ("Orient Paper" or the "Company"), a leading manufacturer and distributor of diversified paper products in Hebei, China, which controls and operates Hebei Baoding Orient Paper Milling Co., Ltd. ("HBOP") and its wholly-owned PRC subsidiary Baoding Shengde Paper Co., Ltd. ("Baoding Shengde"), today announced that its digital photo paper production line commenced production on March 10, 2010.

Since the closing of the asset acquisition, Orient Paper has begun to renovate the digital photo paper production line. The Company started trial production at the beginning of March 2010 and has received positive market feedback. In the past week, the Company has already received orders from several customers such as Langfang Jinghua Paper Sales Company, a professional paper products distributor located in Langfang City, Hebei Province; Sanhe Hongkai Color Printing Company Limited, a color printing company located in Sanhe City, Hebei Province, and Beijing Chenguang Yuchen Advertising Company located in Beijing.

"We are pleased to announce the commencement of production of our digital photo paper product line as per schedule. The positive feedback received from our customers provides us a great deal of confidence and reflects favorable market acceptance," said Mr. Zhenyong Liu, Chairman and Chief Executive Officer. "The production of digital photo paper is in line with our strategy to focus on high-margin products and increasing the Company's profitability going forward. We are very optimistic about the growth potential of the digital photo paper segment and believe it will be a strong revenue contributor in 2010."

About Orient Paper, Inc.

Orient Paper, Inc., through its wholly owned subsidiaries, Shengde Holdings, Inc., controls and operates Baoding Shengde Paper Co., Ltd. ("Baoding Shengde"), and Hebei Baoding Orient Paper Milling Co., Ltd ("HBOP"). Founded in 1996, HBOP is engaged in the production and distribution of products such as corrugating medium paper, offset printing paper, writing paper, and other paper and packaging-related products in China. The Company uses recycled paper as its primary raw material. Baoding Shengde, founded in June 2009 located in Baoding, is engaged in the production and distribution of digital photo paper. As one of the largest paper producers in Hebei Province, China, HBOP is strategically located in Baoding, a city in close proximity to Beijing where the majority of publishing houses are based. Orient Paper is led by an experienced management team committed to diversifying the Company's product offering and delivering tailored services to its customers. For more information, please visit .

Safe Harbor Statement

This announcement contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact in this announcement are forward-looking statements, including but not limited to, anticipated revenues from the digital photo paper business segment; the actions and initiatives of current and potential competitors; the Company's ability to introduce new products; market acceptance of new products; general economic and business conditions; the ability to attract or retain qualified senior management personnel and research and development staff; and other risks detailed in the Company's filings with the Securities and Exchange Commission. These forward-looking statements involve known and unknown risks and uncertainties and are based on current expectations, assumptions, estimates and projections about the companies and the industry. The Company undertakes no obligation to update forward-looking statements to reflect subsequent occurring events or circumstances, or to changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward looking statements are reasonable, it cannot assure you that its expectations will turn out to be correct, and investors are cautioned that actual results may differ materially from the anticipated results.

For more information, please contact:

CCG Investor Relations
Elaine Ketchmere, Partner
Tel: +1-310-954-1345
Email: elaine.ketchmere@ccgir.com

Crocker Coulson, President
Tel: +1-646-213-1915
Email: crocker.coulson@ccgir.com
Website: http://www.ccgirasia.com

Orient Paper, Inc.
Winston Yen, CFO
Phone: +1-562-818-3817 (Los Angeles)
Email: info@orientalpapercorporation.com